QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Adobe Systems Incorporated (the "Registrant") on Form 10-Q for the quarterly period ended February 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Murray J. Demo, the chief financial officer of the Registrant, certify, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

  (1)
  the Report, to which this certification is attached as an exhibit, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: April 11, 2003	/s/ MURRAY J. DEMO Murray J. Demo Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Adobe Systems Incorporated and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  EXHIBIT 99.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002